Exhibit 99.1

The Presley Business

Combined Statements of Net Assets to Be Sold and Related Combined Statements of Operations and Royalty Income and Net Assets and of Cash Flows as of September 30, 2004, December 31, 2003 and 2002 and for the Nine Months Ended September 30, 2004 and for Each of the Three Years Ended December 31, 2003

THE PRESLEY BUSINESS

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

COMBINED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2004, DECEMBER 31, 2003 AND 2002, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND EACH OF THE THREE YEARS ENDED DECEMBER 31, 2003:

Combined Statements of Net Assets to Be Sold

Combined Statements of Operations and Royalty Income and Net Assets

Combined Statements of Cash Flows

Notes to Combined Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Promenade Trust

We have audited the accompanying combined statements of net assets to be sold by Promenade Trust (the “Presley Business”), as defined in Note 1, as of September 30, 2004 and December 31, 2003 and 2002, and the related combined statements of operations and royalty income and net assets and cash flows for the nine month period ended September 30, 2004, and for each of the three years ended December 31, 2003. These financial statements are the responsibility of the Presley Business management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined statements of net assets to be sold by Promenade Trust as of September 30, 2004 and December 31, 2003 and 2002, and the combined results of its operations and royalty income and its cash flows for the nine months ended September 30, 2004, and for each of the three years ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Memphis, Tennessee
February 7, 2005

THE PRESLEY BUSINESS

COMBINED STATEMENTS OF NET ASSETS TO BE SOLD

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002

	September 30,	December 31,
	2004	2003	2002

ASSETS

CURRENT ASSETS:
Cash	$214,184	$286,815	$854,894
Receivables—net	6,006,065	5,096,285	7,546,017
Inventories	2,596,361	3,738,432	3,842,233
Prepaid expenses and other	699,799	381,541	480,813
Prepaid income taxes	206,741	255,460
Deferred tax asset	688,143	822,610	896,003

Total current assets	10,411,293	10,581,143	13,619,960

PROPERTY AND EQUIPMENT—Net	21,437,755	22,014,535	26,725,724

OTHER ASSETS	4,421,783	3,918,886	2,778,568

DEFERRED TAX ASSET	765,776	789,362

TOTAL	$37,036,607	$37,303,926	$43,124,252

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
Current maturities of long-term debt	$9,408,918	$6,222,951	$4,119,147
Accounts payable	704,029	565,954	887,044
Accrued expenses	2,721,931	2,248,384	2,389,093
Income taxes payable	527,565	30,508	781,058
Deferred revenue	8,325,933	6,369,126	7,569,636

Total current liabilities	21,688,376	15,436,923	15,745,978

LONG-TERM DEBT—Net of current maturities	13,246,895	20,208,232	22,207,121

DEFERRED TAX LIABILITY			450,248

Total liabilities	34,935,271	35,645,155	38,403,347

NET ASSETS	2,101,336	1,658,771	4,720,905

TOTAL	$37,036,607	$37,303,926	$43,124,252

See notes to combined financial statements.

THE PRESLEY BUSINESS

COMBINED STATEMENTS OF OPERATIONS AND ROYALTY INCOME AND NET ASSETS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Nine Months Ended September 30,	Year Ended December 31,
	2004	2003	2002	2001

REVENUES:
Tour and exhibit	$8,836,032	$10,699,412	$10,297,401	$10,001,755
Graceland retail	9,173,195	15,088,467	15,187,522	12,949,906
Licensing fees and royalties	9,816,388	12,861,001	12,575,048	9,921,024
Hotel room revenues	2,591,134	3,318,136	3,169,003	2,809,089
Apartment rent and other	2,009,295	2,408,932	2,414,701	1,512,595
Total revenues	32,426,044	44,375,948	43,643,675	37,194,369

OPERATING EXPENSES:
Salaries and benefits	8,906,906	11,066,299	10,672,917	11,756,635
Cost of sales	5,266,193	7,442,281	7,119,410	6,118,162
Insurance	1,339,914	1,709,425	1,993,176	1,437,241
Depreciation and amortization	898,216	1,227,425	1,123,025	1,139,374
Professional fees	1,787,081	1,853,816	1,570,286	1,426,677
Maintenance	523,006	737,362	690,526	889,866
Other	6,385,865	9,549,126	8,849,784	8,422,112
Total operating expenses	25,107,181	33,585,734	32,019,124	31,190,067

Operating income	7,318,863	10,790,214	11,624,551	6,004,302

OTHER (EXPENSE) INCOME:
Interest expense	(915,650)	(1,362,237)	(1,623,447)	(1,502,837)
Gain on asset disposal	8,000	91,225	56,837
Total other expense	(907,650)	(1,271,012)	(1,566,610)	(1,502,837)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	6,411,213	9,519,202	10,057,941	4,501,465

INCOME TAX EXPENSE	(562,329)	(813,025)	(1,862,673)	(434,574)
Income from continuing operations	5,848,884	8,706,177	8,195,268	4,066,891

DISCONTINUED OPERATIONS:
Impairment loss		2,724,528
Loss from discontinued operations		653,284	720,539	2,169,315
Loss from discontinued operations		3,377,812	720,539	2,169,315

NET INCOME	5,848,884	5,328,365	7,474,729	1,897,576

NET ASSETS AT BEGINNING OF PERIOD	1,658,771	4,720,905	2,097,162	4,393,519

DISTRIBUTIONS TO TRUST BENEFICIARY	(5,406,319)	(8,390,499)	(4,850,986)	(4,193,933)
NET ASSETS AT END OF PERIOD	$2,101,336	$1,658,771	$4,720,905	$2,097,162

See notes to combined financial statements.

THE PRESLEY BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Nine Months Ended September 30,	Year Ended December 31,
	2004	2003	2002	2001
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Income from continuing operations	$5,848,884	$8,706,177	$8,195,268	$4,066,891
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Deferred taxes	158,053	363,392	641,646	(114,654)
Depreciation and amortization	898,216	1,227,425	1,123,025	1,139,374
Change in accounts receivable allowance	20,000	80,000
Change in inventory allowance	50,000	50,000
Gain on asset disposal	(8,000)	(91,225)	(56,837)

(Decrease) increase in operating assets and liabilities:
Receivables	(929,780)	2,369,732	1,435,747	2,641,379
Inventory	1,092,071	(77,598)	(1,163,129)	634,569
Prepaid expenses and other assets	(772,437)	(1,296,503)	47,224	722,107
Accounts payable	138,075	(321,090)	(85,022)	54,120
Accrued expenses	473,547	25,053	139,480	162,714
Income taxes payable	497,057	(750,550)	204,040	(426,001)
Deferred revenue	1,956,807	(1,200,510)	(967,717)	(1,417,226)

Net cash provided by operating activities	9,422,493	9,084,303	9,513,725	7,463,273

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(321,435)	(822,466)	(344,667)	(754,110)
Proceeds from sale of property and equipment	8,000	284,931	99,034

Net cash used in investing activities	(313,435)	(537,535)	(245,633)	(754,110)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net proceeds under line of credit	1,250,000	3,900,000	2,316,082	2,150,000
Principal payments on long-term debt	(5,025,370)	(3,795,086)	(6,104,309)	(2,370,440)
Distributions to trust beneficiary	(5,406,319)	(8,390,499)	(4,850,986)	(4,193,933)

Net cash used in financing activities	(9,181,689)	(8,285,585)	(8,639,213)	(4,414,373)

Net cash used in discontinued operations		(829,262)	(264,501)	(1,722,732)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(72,631)	(568,079)	364,378	572,058

CASH AND CASH EQUIVALENTS—Beginning of year	286,815	854,894	490,516	(81,542)

CASH AND CASH EQUIVALENTS—End of year	$214,184	$286,815	$854,894	$490,516

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
Taxes	$57,727	$849,000	$917,630	$158,998
Interest	$798,882	$1,565,549	$1,851,895	$2,324,390

See notes to combined financial statements.

THE PRESLEY BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

1.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations—The combined Presley Business financial statements include certain assets and related operations of the Promenade Trust (the “Trust”) which is a grantor trust for the benefit of Lisa-Marie Presley, the daughter of Elvis Presley, consisting of certain intellectual property to be sold and related royalty income and the following entities and their operations, also to be sold, wholly owned by the Trust: Elvis Presley Enterprises (“EPE”), Heartbreak Hotel, LLC, Meadow Oaks Apartments, Inc., Elvis Anthology, Graceland Entertainment, Inc., and Elvis Presley’s Memphis, (collectively referred to herein as the “Company” or the “Presley Business”).

The Trust is the beneficial owner of the Graceland Estate and certain intellectual property associated with or created by Elvis Presley. The Graceland Estate is leased to EPE under a long-term lease agreement with the Trust. The Trust also receives income from record royalties, music publishing royalties, and film/video exploitation royalties.

The Company’s principal business activities consist of the operation of the Graceland businesses and licensing and exploitation of Elvis’ intellectual property. The Graceland businesses include the Graceland estate and attractions, the Meadow Oaks Apartment Complex, Inc. adjacent to the estate, and the Heartbreak Hotel, LLC. Intellectual property rights include film, music, and name and likeness trademarks.

Elvis Presley Enterprises, Inc., a Tennessee corporation, was established to oversee the Graceland operations. EPE conducts tours of Graceland and sells and markets Elvis Presley related retail merchandise. EPE also licenses Elvis Presley’s name and likeness to third parties for use in retail merchandise and other commercial purposes.

Elvis Presley’s Heartbreak Hotel, LLC (“HBH”), a Tennessee limited liability corporation, owns and operates Elvis Presley’s Heartbreak Hotel located across the street from Graceland. The Heartbreak Hotel is a 128-room boutique hotel themed around the life of Elvis Presley.

Meadow Oak Apartments, Inc. (“MOA”), a Tennessee corporation, owns and operates a 270-unit apartment complex adjacent to Graceland.

Elvis Anthology, LLC. (“EA”), a Tennessee limited liability company, was formed to produce a documentary of Elvis Presley’s life which is expected to be broadcast on network television in 2005.

Elvis Presley’s Memphis (“EPM”), a Tennessee limited liability company, was formed by the Company and the Promenade Trust to own and operate Elvis Presley’s Memphis restaurant (the “Restaurant”), which provided dining and entertainment and sold Elvis related merchandise on Historic Beale Street in Memphis, Tennessee. The Restaurant ceased operations in 2003 and is reported in these combined financial statements as discontinued operations.

Graceland Entertainment, Inc. (“GEI”), a Tennessee corporation, is a wholly-owned subsidiary of the Trust created to provide management services to EPE.

Basis for Combination—The accompanying Presley Business combined financial statements include the accounts of the Trust (related to the assets to be sold) and its wholly-owned subsidiaries after elimination of significant intercompany transactions and balances. These combined financial statements reflect the use of significant accounting policies as described below and elsewhere in the notes to the combined financial statements. These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition—

Merchandising/Name and Likeness Licensing Revenues—A portion of the Company’s revenue is derived from licensing others to sell merchandise bearing the name, image, and likeness of Elvis Presley. Revenue from these activities is recognized upon reporting of the sale of licensed merchandise. Licensing advances are deferred until earned under the licensing agreement. Licensing contracts normally provide for quarterly accounting from the licensee of sales made and the royalties due. Guaranteed minimum royalties are recognized ratably over the term of the license or are based on sales of the related products if greater.

Royalty Income—Income from music and film contracts are derived from royalties on the sale of records and DVDs or from the licensing of film/music rights. Revenue is paid based on the timetable associated with royalty statements generated by third-party processors and is not known on a timely basis. This revenue is reported on a cash basis since the amount of accrual is not known or reasonably estimable until receipt of the statements from the third parties. The Company contracts with various agencies to facilitate collection of royalty income. In accordance with Emerging Issues Task Force (“EITF”) 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, revenue is recognized before deduction of agency fees, which are included in the combined statement of operations and royalty income and net assets as a component of cost of sales.

Rental Income—Revenues resulting from hotel room rentals are recognized concurrent with room usage. Rental income recognized by MOA is earned over the term of the rental lease.

Retail Transactions—Ticket sales for tours and exhibits as well as merchandise sales and food and beverage sales are recognized at point of sale. Advance ticket sales are recorded as deferred revenue pending the “event date” on the ticket.

Television Special—Revenue—Revenues from television specials initially produced for network broadcast are recognized when earned which is generally in the period that the show is available for telecast. No such revenues have been recognized to date. Advance payments received prior to telecast are included in the attached combined statements of net assets to be sold as a component of deferred revenue.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Advertising Expense—Advertising costs are expensed as incurred. Advertising expense was $398,869 for the nine months ended September 30, 2004 and $551,809, $509,552, and $583,191 in 2003, 2002, and 2001, respectively. Advertising expenses are included in other operating expenses on the accompanying combined statements of operations and royalty income and net assets.

Television Special—Production Costs—The Company accounts for its television special production costs pursuant to American Institute of Certified Public Accountants Statement of Position No. 00-2, Accounting by Producers or Distributors of Films. The cost of production for television programming is capitalized and recognized as expense based on the ratio that revenue which is earned for such programming in the current period bears to management’s estimate of total revenues to be realized from all media and markets for such programming. Management regularly reviews and revises its total revenue estimates for each project which may result in modifications to the rate of amortization. If a net loss is projected for a particular project, the related capitalized costs are written down to estimated realizable value. The Company does not have any earned revenue included in the combined financial statements and has not recognized any expense as projects are still in the production phase. The total of these capitalized costs as of September 30, 2004 and December 31, 2003 was $1,627,518 and $1,027,518, respectively.

Cash and Cash Equivalents—All highly liquid investments with original maturities of three months or less are classified as cash and cash equivalents. The fair value of cash and cash equivalents approximates the amounts shown on the financial statements. Cash and cash equivalents consist of unrestricted cash in accounts maintained with major financial institutions in the United States of America.

Accounts Receivable—Accounts receivable principally represent amounts contractually due under licensing agreements. The Company considers an allowance for doubtful accounts to be necessary based upon management’s review of aged receivables. The allowance as of September 30, 2004 and December 31, 2003 and 2002 was $130,000, $110,000, and $30,000, respectively.

Inventory—Inventory consists of gift, souvenir, and food and beverage items and is recorded at the lower of cost or market. Cost is determined by using the first-in, first-out method. Allowances are provided for slow-moving or obsolete inventory items based on management’s review of inventory data. The allowance as of September 30, 2004 and December 31, 2003 and 2002 was $225,000, $175,000, and $125,000, respectively.

Property and Equipment—Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 39 years. Expenditures for additions, major renewals, and betterments are capitalized. Maintenance and repairs not representing betterments are expensed as incurred.

Income Taxes—The Company accounts for its income taxes using the Financial Accounting Standards Board Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Under SFAS 109, deferred income taxes arise from temporary differences between the financial statement and tax basis of assets and liabilities. The Company’s deferred taxes primarily result from timing differences in the recognition of depreciation, reserve for bad debts, inventory, accrued vacation, unrealized loss of investments, and accrued interest to related parties for financial reporting and tax reporting purposes.

Concentration of Credit Risks—Credit risk on accounts receivable is minimized by the Company’s performing evaluations of its customers’ financial condition and monitoring its exposure for credit losses and maintaining allowances for anticipated losses. Cash in banks is insured by the Federal Deposit Insurance Corporation up to an aggregate of $100,000 per account.

Segment Reporting—The Company reports segment information in accordance with Financial Accounting Standards Board SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Management’s approach designates the internal reporting used by management for decision making and assessing performance as the source of reportable segments. These segments reflect the

Company’s internal organization structure. Certain administrative costs are allocated based on management’s estimate of relative effort.

2.                      PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2004 and December 31, 2003 and 2002 are as follows:

	September 30,	December 31,
	2004	2003	2002

Land and improvements	$5,357,606	$5,337,606	$5,438,240
Vehicles	673,548	733,548	708,511
Furniture and fixtures	7,917,758	7,665,581	8,974,560
Building and improvements	18,998,602	18,998,602	18,969,015
Equipment	446,883	446,883	441,833
Leasehold improvements	1,382,812	1,382,490	6,267,824
	34,777,209	34,564,710	40,799,983
Less accumulated depreciation	(13,339,454)	(12,550,175)	(14,074,259)
	$21,437,755	$22,014,535	$26,725,724

3.                      DISCONTINUED OPERATIONS IMPAIRMENT AND LOSS

The restaurant operation was closed in September 2003. Net assets of $3,796,000 were written off. The operations of the restaurant are included in discontinued operations for all periods presented.

The restaurant land and building are leased under an operating lease which expires in 2017. Base rent under the lease is $174,400 per year with incremental inflationary adjustments at each five-year anniversary date. In addition to base rentals, the lease provides for rental payments of 4.75% of annual revenues above $3.2 million. Management accrued $730,000 in September 2003 for future lease payments, taxes and insurance. A liability of $337,000 remained at September 30, 2004. In management’s opinion, the market rate for the lease is equal to or greater than the existing rate and management is actively seeking to sublease the property. The impairment loss, net of taxes of $1.7 million, was $2.7 million.

4.                      RELATED PARTY TRANSACTIONS

Priscilla Presley, the mother of Lisa Marie Presley, makes appearances on behalf of the Presley Business. The related salary expense was $702,988 for the nine months ended September 30, 2004 and $937,316, $937,316, and $987,316 in 2003, 2002, and 2001, respectively.

5.                      OTHER ASSETS

Other assets as of September 30, 2004 and December 31, 2003 and 2002 consisted of the following:

	September 30,	December 31,
	2004	2003	2002

Memorabilia and artifacts—at cost	$2,141,552	$2,141,552	$2,149,676

Employee receivables	53,061	24,746	34,378

Film costs (see footnote 1)	1,602,518	1,002,518

Escrows, deposits, and other	624,652	750,070	594,514

Total	$4,421,783	$3,918,886	$2,778,568

Memorabilia and artifacts principally relate to Elvis Presley related items acquired from the estate of his former manager in 1991.

6.                      LONG-TERM DEBT

Long-term debt as of September 30, 2004 and December 31, 2003 and 2002 consisted of the following:

	September 30,	December 31,
	2004	2003	2002

Line of credit with Comerica Bank, interest at Prime less 1/4%, which expires in April 2005	$2,000,000	$4,200,000	$2,075,000

Note payable to Comerica Bank, payable in monthly installments of $121,720, including principal and interest at Prime plus 3/4%, with a balloon payment due January 2006	10,043,368	10,555,640	11,207,304

Note payable to National Bank of Commerce guaranteed by the Trust, payable in monthly installments of approximately $71,000, including principal and interest at variable rates which was 4.5% at September 30, 2004, with a balloon payment due July 5, 2005	2,158,381	2,735,801	3,417,820

Note payable to Comerica Bank, payable in monthly installments of $52,859, including principal and interest at Prime less 1/4% due March 2005	4,181,006	4,527,985	4,974,289

Note payable to Wachovia Bank, payable in monthly installments of $31,650, including principal and interest at 7.56%, with a balloon payment due June 2009	4,273,058	4,315,144	4,362,225

Other notes payable		96,613	289,630

Total	22,655,813	26,431,183	26,326,268
Less current maturities	(9,408,918)	(6,222,951)	(4,119,147)
Long-term debt—net of current maturities	$13,246,895	$20,208,232	$22,207,121

Substantially all assets of the Presley Business are pledged as collateral on debt.

The annual maturities of long-term debt for each of the next five years ended September 30 are as follows:

2005	$9,408,918
2006	9,093,789
2007	67,130
2008	71,523
2009	4,014,453
$22,655,813

7.                      INCOME TAXES

The Trust has provided for deferred income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, whereby deferred income taxes are determined based upon the enacted income tax rates for the years in which these taxes are estimated to be payable or recoverable. Deferred income taxes arise from temporary differences resulting from a difference between the tax basis of an asset or liability and its reported amount in the financial statements.

The federal and state income tax expenses allocable to the combined statements of operations and royalty income and net assets and the combined statement of net assets to be sold were as follows:

	Nine Months Ended	Years Ended December 31,
	September 30, 2004	2003	2002	2001

Income from continuing operations	$562,329	$813,025	$1,862,673	$434,574
Discontinued operations	—	(2,083,952)	(441,000)	—

Total	$562,329	$(1,270,927)	$1,421,673	$434,574

The income tax provision from continuing operations includes the following for the periods ended:

	Nine Months Ended	Years Ended December 31,
	September 30, 2004	2003	2002	2001

Current:
Federal	$365,583	$322,024	$952,933	$493,337
State	38,693	77,609	268,094	55,891

Total	404,276	399,633	1,221,027	549,228

Deferred	158,053	413,392	641,646	(114,654)

Total current and deferred	$562,329	$813,025	$1,862,673	$434,574

The provision for taxes as reported is different than the tax provision computed by applying the statutory federal rate of 34%. The differences are as follows:

	Nine Months Ended	Years Ended December 31,
	September 30, 2004	2003	2002	2001

Provision at statutory federal rate	$2,179,812	$3,236,528	$3,419,700	$1,530,498
Provision for state—net of federal	43,357	44,336	207,172	37,337
Nontaxable trust income	(1,564,000)	(2,544,000)	(1,574,000)	(1,205,251)
Other	(96,840)	76,161	(190,199)	71,990
Total current and deferred income tax expense	$562,329	$813,025	$1,862,673	$434,574

The components of the deferred tax balances at September 30, 2004 and December 31, 2003 and 2002 are as follows:

		December 31,
	September 30, 2004	2003	2002

Current deferred income taxes:
Inventory costs not currently deductible for tax purposes	$180,505	$161,361	$128,094
Provision for doubtful accounts not currently deductible for tax purposes	42,119	42,119	11,487
Vacation accrual not currently deductible for tax purposes	87,370	87,370	84,992
Accrued interest not currently deductible for tax purposes	—	—	336,986
Difference in book and tax basis of investments	—	—	194,314
Lease expenses not currently deductible	128,944	274,588	—
Contract receivables	(1,959,135)	(1,658,473)	(2,562,257)
Deferred revenue	2,208,340	1,915,645	2,702,387

Total current deferred income tax asset	$688,143	$822,610	$896,003

Long-term deferred income taxes:
Impairment costs valuation adjustment not currently deductible for tax purposes	$1,529,522	$1,529,609	$—
Depreciation and amortization not currently deductible for book purposes	(943,240)	(959,899)	(693,823)
Consulting expense not currently deductible for tax purposes	179,494	219,652	243,575

Total long-term deferred income tax asset (liability)	$765,776	$789,362	$(450,248)

8.                      COMMITMENTS AND CONTINGENCIES

The Company leases certain warehouse retail space, vehicles, and other operating assets under noncancellable operating leases that expire at various dates through 2016. The rent expense for the period ended September 30, 2004 and the years ended December 31, 2003, 2002, and 2001 was $387,777, $518,581, $424,005, and $390,785, respectively. The following is a schedule of future minimum rental payments required under the operating leases as of December 31, 2003:

Year Ended December 31,

2004	$544,984
2005	633,686
2006	541,100
2007	421,181
2008	411,945
2009	365,230
Thereafter	1,636,800

The Company is subject to certain claims and litigation in the ordinary course of business. It is the opinion of management that the outcome of such matters will not have a material adverse effect on the combined financial position or results of operations of the Company.

9.                      RETIREMENT PLAN

Employees who have completed three months of continuous service, worked at least 1,000 hours during the plan year, and are age 21 or older are eligible to participate in the Elvis Presley Enterprises, Inc. and Affiliates 401(k) Plan. Employees may enter the plan on either January 1 or July 1 after they have met the eligibility requirements and may contribute a maximum of 15% of their salary. The Company matches 100% on the first 3% and 50% on the next 2% an employee contributed to the Plan. The Company’s matching contribution for the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002, and 2001 is $196,614, $274,179, $203,972, and $273,944, respectively. The Company may contribute a secondary matching contribution at its discretion. During 2003, 2002, and 2001, the Company made no additional contributions.

10.               LEGAL MATTERS

In accordance with industry practice, the Company has exercised the right of audit in relation to royalties paid by Elvis Presley’s record company for the periods 1997 through 2002. A claim has been filed with the record company for additional royalties to be paid. Should the Company prevail in its efforts to collect the amounts claimed, the gain could be material to future years’ results. Management makes no representation as to the timing of the receipt of this gain contingency.

11.               SEGMENT AND RELATED INFORMATION

The Company applies SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Company has 4 reportable segments; (i) Royalties and Licensing, (ii) Graceland Operations, (iii) Hotel Operations, and (iv) Apartment Rentals. The segments have been determined based on management’s internal reporting and organization structure as described in Note 1. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. All intersegment transactions have been eliminated in the combined financial statements.

	Royalties and Licensing	Graceland Operations	Hotel Operations	Apartment Rentals	Total

Nine Months Ended September 30, 2004

Net revenues from external sources	$9,816	$18,392	$3,096	$1,122	$32,426
Depreciation and amortization		$494	$289	$115	$898
Operating income	$6,150	$716	$332	$121	$7,319
Inter-segment income (expense) eliminated	$450	$(450)
Segment assets	$7,388	$19,043	$5,774	$4,831	$37,036

Year Ended December 31, 2003

Net revenues from external sources	$12,861	$26,154	$3,969	$1,392	$44,376
Depreciation and amortization		$650	$416	$162	$1,228
Operating income	$10,669	$(542)	$395	$268	$10,790
Inter-segment income (expense) eliminated	$1,685	$(1,685)
Segment assets	$5,672	$20,772	$5,905	$4,955	$37,304

Year Ended December 31, 2002

Net revenues from external sources	$12,575	$25,807	$3,894	$1,368	$43,644
Depreciation and amortization		$643	$328	$152	$1,123
Operating income	$9,845	$632	$778	$370	$11,625
Inter-segment income (expense) eliminated	$600	$(600)
Segment assets	$6,996	$25,334	$5,849	$4,945	$43,124

	Royalties and Licensing	Graceland Operations	Hotel Operations	Apartment Rentals	Total
Year Ended December 31, 2001

Net revenues from external sources	$9,921	$22,464	$3,424	$1,385	$37,194
Depreciation and amortization		$649	$342	$148	$1,139
Operating income	$7,358	$(2,218)	$325	$539	$6,004
Inter-segment income (expense) eliminated	$600	$(600)
Segment assets	$8,501	$20,439	$5,957	$4,939	$39,836

12.               SUBSEQUENT EVENTS

On December 15, 2004, the Trust entered into a definitive agreement with RFX Acquisition LLC (“RFX”), an entity controlled by Robert F.X. Sillerman, and Sports Entertainment Enterprises, Inc. (“SPEA”), a publicly traded entity in which RFX has agreed to acquire a controlling interest, to transfer an 85% ownership interest in the Presley Business in exchange for cash, common and preferred stock of SPEA, and the assumption of the Presley Business’s debt. SPEA intends to repay or defease all of the Presley Business’s outstanding debt upon consummation of the transactions described above. These transactions are expected to be completed on or about February 7, 2005.

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